Exhibit 10.14
                                                                   -------------

                                 LOAN AGREEMENT
                                   (Term Loan)

First Union National Bank
702 Hamilton Mall
Allentown, Pennsylvania  18101
 (Hereinafter referred to as the "Bank")

SI Handling Systems, Inc.
600 Kuebler Road
Easton, Pennsylvania  18040

Ermanco Incorporated
6870 Grand Haven Road
Spring Lake, MI 49456
 (Individually and collectively "Borrower")

This Loan Agreement ("Agreement") is entered into September 30, 1999, by and between Bank and Borrower.

This Agreement applies to the loan or loans (individually and collectively, the "Loan") evidenced by one or more promissory notes dated September 30, 1999 or other notes subject hereto, as modified from time to time (whether one or more, the "Note") and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete. Any such information relating to Borrower's financial condition will accurately reflect Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized as may be required and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or any guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower in writing and approved by Bank ("Permitted Liens"). To the knowledge of Borrower's senior management, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Note and any other Loan Documents, will not be, insolvent within the meaning of 11 U.S.C. ss. 101(32). Compliance with Laws. Borrower is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. ss. 3617, et seq.) or narcotics (including 21 U.S.C. ss. 801, et seq.) and/or any commercial crimes; all applicable federal, state and local laws and regulations intended to protect the environment; and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable. Organization and Authority. Each corporate or limited liability company Borrower and/or guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Each corporate or limited liability company Borrower and/or guarantor, as applicable, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No Litigation. There are no pending or, to the knowledge of Borrower's senior management, threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing. Regulation U. None of the proceeds of the credit extended pursuant to this Agreement shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of the Board of Governors of the Federal Reserve System ("Regulation U"), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a "Purpose Credit" within the meaning of Regulation U. ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1986, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date hereof and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: Access to Books and Records. Allow Bank, or its agents, during normal business hours, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. Accounts Payable Aging. Deliver to Bank, from time to time hereafter but not less than monthly within 15 days of the end of each such period, a detailed payables report including aging of payables by total, vendor names and addresses, a reconciliation statement, and the original date of each invoice. Accounts Receivable Aging. Deliver to Bank, from time to time hereafter but not less than monthly within 15 days of the end of each such period, a detailed receivables report including totals, customer names and addresses, a reconciliation statement, and the original date of each invoice. Business Continuity. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted, with the exception of the acquisition of Ermanco Incorporated as a subsidiary and the operation of its facility in Michigan. Compliance with Laws. Comply, in all material respects, with all applicable federal, state, local and other environmental, zoning, occupational safety, health, employment, discrimination, labor and other laws and regulations. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement, and any other Loan Documents, and swap agreementsin connection therewith, as defined in the 11 U.S.C. ss. 101. Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. Inventory Reports. Deliver to Bank, from time to time hereafter but not less than monthly within 15 days of the end of each such period, an inventory report showing individual values for raw materials, work-in-progress, finished products and any inventory obsolescence. Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. Non-Default Certificate From Borrower. Deliver to Bank, with the Financial Statements required below, a certificate signed by a principal financial officer of Borrower in the form of Exhibit "A" attached hereto and made a part hereof, stating that Borrower is in compliance with the financial covenants certified herein, setting forth the applicable calculations, and warranting that no "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower in excess of $50,000.00; and (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of Borrower which Bank may reasonably request. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy at or before maturity or delinquency, all obligations, debts, taxes, and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, notices, and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: Change in Fiscal Year. Change its fiscal year from December 31 without the consent of Bank. Encumbrances. Create, assume, or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of its assets, whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents;
(ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; or (iv) Permitted Liens. Guarantees. Guarantee or otherwise become responsible for obligations of any other person or persons other than guarantees made in favor of Bank for SI Baker Joint Venture obligations. Investments. Purchase any stock, securities, or evidence of indebtedness of any other person or entity except (a) investments in AIM Funds with Bank, (b) investments in direct obligations of the United States Government, and (c) certificates of deposit of United States commercial banks having a tier 1 capital ratio of not less than 6% and then in an amount not exceeding 10% of the issuing bank's unimpaired capital and surplus. Dividends. Declare or pay dividends in an amount in excess of twenty percent (20%) of its net income during the fiscal years ending December 31, 1999 and December 31, 2000, or declare or pay dividends in an amount in excess of fifteen percent (15%) of its net income during the fiscal year ending December 31, 2001 and thereafter. Joint Ventures. Invest or participate in or become a joint venturer in any new joint venture or partnership. Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed in an amount in excess of $50,000.00. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or its such business is curtailed or materially impaired. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower in an amount in excess of $25,000.00 which is not discharged or execution is not stayed within 30 days of entry. Prepayment of Other Debt. Retire any long-term debt entered into prior to the date of this Agreement at a date in advance of its legal obligation to do so. Retire or Repurchase Capital Stock. Retire or otherwise acquire any of its capital stock.

FINANCIAL STATEMENTS. Borrower shall deliver to Bank within five (5) days after filing with the appropriate governmental authority, each 10K and 10Q prepared in conformity with generally accepted accounting principles consistently applied and otherwise in form and substance satisfactory to Bank.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, and all financial covenants shall be calculated on a consolidated basis, using the financial information for Borrower, its subsidiaries and affiliates, including without limitation, Ermanco Incorporated, but excluding SI Baker and Egimen: Funds Flow Coverage Ratio. Borrower shall, at all times, maintain a Funds Flow Coverage Ratio of not less than 1.25 to 1.00, measured quarterly on a rolling four quarters basis. "Funds Flow Coverage Ratio" shall mean the sum of earnings before interest, taxes, depreciation and amortization divided by the sum of all current maturities of long term debt and capital lease obligations plus interest expense. Total Liabilities to Net Worth Ratio.
 Borrower shall, from closing until fiscal year-end December 31, 2000, maintain a ratio of Total Liabilities to Net Worth of not more than 1.80 to 1.00, and at all times thereafter, Borrower shall maintain a ratio of Total Liabilities to Net Worth of not more than 1.75 to 1.00. "Net Worth" shall mean total assets minus Total Liabilities. "Total Liabilities" shall mean all liabilities of Borrower, excluding debt fully subordinated to Bank on terms and conditions acceptable to Bank, and including capitalized leases and all reserves for deferred taxes and other deferred sums appearing on the liabilities side of a balance sheet, in accordance with generally accepted accounting principles applied on a consistent basis. Current Ratio. Borrower shall, at all times, maintain a Current Ratio of not less than 1.20 to 1.00. "Current Ratio" shall mean the ratio of Current Assets to Current Liabilities. "Current Assets" shall mean all assets which are so classified in accordance with generally accepted accounting principles. "Current Liabilities" shall mean all liabilities which are so classified in accordance with generally accepted accounting principles. Limitation on Debt. Borrower shall not, directly or indirectly, create, incur, assume or become liable for any additional indebtedness, whether contingent or direct, if, giving effect to such additional debt on a pro forma basis causes the aggregate amount of Borrower's debt to exceed $50,000.00, excluding (a) obligations to Bank; (b) $250,000.00 to be invested in Egimen; and (c) amounts payable to the former shareholders of Ermanco Incorporated in connection with the acquisition for which the Loan was, in part, obtained, which amounts shall not exceed $3,000,000.00 in the aggregate. Depository Relationship.
Borrower shall maintain its primary depository account with Bank.

CONDITIONS PRECEDENT. The obligations of Bank to make the Loan and any advances pursuant to this Agreement are subject to the following conditions precedent:
Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request. Opinion of Counsel. On or prior to the date of any extension of credit hereunder, Bank shall have received a written opinion of the counsel of Borrower acceptable to Bank that includes confirmation of the following: (a) The accuracy of the representations set forth in this Agreement in the Representations Subparagraphs entitled "Authorization; Non-Contravention"; "Compliance with Laws", and "Organization and Authority".
(b) This Agreement and other Loan Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, subject to bankruptcy, insolvency or other laws relating to enforcement of creditors' rights. (c) No registration with, consent of, approval of, or other action by, any federal, state or other governmental authority or regulatory body is required by law in connection with the execution and delivery of this Agreement and the other Loan Documents, or the extension of credit under this Agreement or the other Loan Documents, or, if so required, such registration has been made, and such consent or approval given or such other appropriate action taken. (d) The Loan Documents create a first priority security interest in the Collateral (as defined in the Loan Documents) consisting of personal property.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed under seal.

                                    SI Handling Systems, Inc.


CORPORATE                           By: /s/ William R. Johnson
                                        ---------------------------------
SEAL                                    William R. Johnson, President


                                        /s/ Ronald J. Semanick
                                        ---------------------------------
                                        Ronald J. Semanick, Secretary


                                    Ermanco Incorporated


CORPORATE                           By: /s/ Leon C. Kirschner
                                        ---------------------------------
SEAL                                    Leon C. Kirschner, President


                                    By: /s/  Mark R. Smith
                                        ---------------------------------
                                        Mark R. Smith, Witness


                                    First Union National Bank


                                    By: /s/ Peter A. Gray
                                        ---------------------------------
                                        Peter A. Gray, Vice President

                                   Exhibit "A"
                             Compliance Certificate
          Borrowers: SI Handling Systems, Inc. and Ermanco Incorporated
                             Account#______________

First Union National Bank                              No.     ________________
702 Hamilton Mall
Allentown, Pennsylvania 18101                          Date    ________________


We hereby certify that as of ___________________________, the Borrowers are in full and complete compliance with all terms, conditions and covenants contained in that certain Loan Agreement dated September 30, 1999 between First Union National Bank and the Borrowers, and all Loan Documents as referenced therein, including without limitation, the following financial covenants:

1. Funds Flow Coverage Ratio is _________ to 1.00, calculated as follows:
   (a) Earnings before interest, taxes,
       depreciation and amortization . . . . . . . .  . . . . . $_______________
         Minus:   Non-cash income  . . . . . . $_______________
   (a) Current maturities of long-term debt as
        of period end date .. . . . . . . . . .$_______________
       Capital Lease Obligations as of
        period end date . .  . . . . . . . . . $_______________
       Interest Expense  . . . . . . . . . . . $_______________
   (a)      Total . . . . . . . .  . . . . . . . . . . . . . .  $_______________

   (a) Divided by (c) = ________ to 1.00 [must be not less than 1.25 to 1.00]



1. Total Liabilities to Tangible Net Worth Ratio is ________ to 1.00,
   calculated as follows:
   (a) Total Assets . . . . . . . . . . . . . . . . . . . . . . $_______________
   (b) Total Liabilities (excluding subordinated debt). . . . . $_______________
   (c) Net Worth (a less b) . . . . . . . . . .$_______________

       Total Liabilities to Tangible Net Worth Ratio
       (b divided by c) is __________ to 1.00
          [before 12/31/00 not more than 1.80 to 1.00]
          [after 12/31/00 not more than 1.75 to 1.00]

1. Current Ratio is __________ to 1.00, calculated as follows:
   (a) Current Assets . . .  . . . . . . . . . . . . . . . . . .$_______________
   (b) Current Liabilities . . . . . . . . . . . . . . . . . . .$_______________

   (a) Divided by (b) = ________ to 1.00 [must be not less than 1.20 to 1.00]



1. Borrower's Aggregate Debt
    Borrower's Outstanding Debt (List)
    Obligations to Bank . . . . . . . . . . .  $_______________
    Obligations to Other Institutional Lenders $_______________
    Obligations to Trade Creditors . . . . . . $_______________
    Obligations to Shareholders,
     Subsidiaries and Other Affiliates . . . . $_______________
    Capital Lease Obligations . . . . . . . . .$_______________
    Other . . . . . . . . . . . . . . . . . . .$_______________
   (a) Total Outstanding Obligations . . . . . . . . . . . . . .$_______________
   (b) Less  Bank Obligations   ($___________)
             Egemin Investments ($___________)
               [not to exceed $250,000.00]
       Subordinated Notes to former Ermanco shareholders ($__________)
               [not to exceed $3,000,000.00]
       Total . . . . . . . . . . . . . . . . . . . . . . . . . .$_______________
               [not to exceed $50,000.00]


I hereby certify to the best of the undersigned's knowledge, information, and belief, this above financial information, as derived from each Borrower's accounting records, as true and correct, and that no material adverse change in the financial condition of either Borrower has occurred since the date of this certification.

                                  SI Handling Systems, Inc.

                                  By:      ____________________________________
                                          Name:________________________________
                                          Title:_______________________________